                                                                    EXHIBIT 10.4



                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

                    AMENDED AND RESTATED RETENTION BONUS PLAN

                             PRELIMINARY STATEMENTS

       A. Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. are Delaware corporations.

       B. On July 13, 2001, the Holdings Board and the Chemicals Board (as such terms are defined below) approved that certain Retention Bonus Plan (the "Original Plan") for the benefit of certain employees of the Company (as defined below), to become effective on the date on which the United States Bankruptcy Court for the Southern District of Texas issued an order approving such plan.

       C. On October 31, 2001, the United States Bankruptcy Court for the Southern District of Texas entered an order (the "Court Order") approving the Original Plan, subject to certain modifications negotiated and agreed to by the Company (as defined below), the Official Committee of Unsecured Creditors, The Bank of New York, as Indenture Trustee, and the Ad Hoc Committee of holders of Chemicals' 12-3/8% Senior Secured Notes due 2006.

       D. The Holdings Board and the Chemicals Board desire to formally amend the Original Plan to incorporate the modifications required by the Court Order and to restate the Original Plan as so amended in its entirety.

              NOW, THEREFORE, the Original Plan is hereby amended and restated, effective as of the Effective Date (as defined below), to read in its entirety as follows:

              Section 1. Definitions and Interpretation. (a) Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

              "Annual Compensation" means, with respect to any Participant, the sum of (i) the highest Base Salary of such Participant in effect at any time on or after the Effective Date plus (ii) in the event that such Participant is also a "Participant" in the Company's Supplemental Pay Plan, the total annual compensation payable to such Participant under such Supplemental Pay Plan using such Participant's highest Base Salary and highest Applicable Multiplier (as defined in such Supplemental Pay
       Plan) at any time on or after the Effective Date.

              "Base Salary" means, with respect to any Participant, such Participant's annual base salary as of the time of determination.

              "Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay.

              "Chemicals" means Sterling Chemicals, Inc. and any successor to all or substantially all of its business, operations or assets.

              "Chemicals Board" means the Board of Directors of Chemicals.

              "Code" means the Internal Revenue Code of 1986, as amended. References in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

              "Company" means Holdings and the Subsidiaries, including
       Chemicals.

              "Confirmation Date" means the date on which the United States Bankruptcy Court for the Southern District of Texas issues an order confirming a plan of reorganization for the Company.

              "Disability" means, with respect to any Participant, a physical or mental condition of such Participant that, in the opinion of a licensed physician reasonably acceptable to Holdings and such Participant or his or her legal representative, (i) prevents such Participant from being able to perform the services required of him or her as an employee of the Company, (ii) has continued for at least 180 days during any period of 12 consecutive months and (c) is reasonably expected to continue.

              "Effective Date" means October 31, 2001.

              "Good Reason" means, with respect to any Participant, any of the following actions or failures to act, but in each case only if it occurs on or after the Effective Date and while such Participant is employed by Holdings or any Subsidiary, and then only if it is not consented to by such Participant in writing:

              (i) a material change in such Participant's reporting responsibilities, titles or elected or appointed offices, including any change caused by the removal of such Participant from, or the failure to re-elect such Participant to, any material corporate office of the Company held by such Participant, but excluding any such change that occurs in connection with such Participant's death, Disability or retirement;

             (ii) the assignment to such Participant of duties or responsibilities that are materially inconsistent with such Participant's status, positions, duties, responsibilities and functions with the Company;

            (iii) a reduction by the Company in such Participant's total compensation in effect immediately prior to the effective date of such reduction;

             (iv) the failure of the Company to continue such Participant's eligibility for participation in Benefit Plans providing benefits that, in the aggregate, are at least as favorable to such Participant as those provided under the Benefit Plans in which he or she was a participant on the Effective Date;

              (v) the failure of the Company to maintain Benefit Plans entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant on the Effective Date; or

             (vi) any change of more than 75 miles (or, in the case of any Participant for whom the Holdings Board has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant on the Effective Date;

       provided, however, that (A) none of the actions described in clauses (i) through (iii) above shall constitute a Good Reason with respect to any Participant if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company promptly after receipt of notice thereof given by such Participant, and (B) any action or failure to act described in clauses (i) through (vi) above shall cease to be a Good Reason with respect to any Participant on the date which is 60 days after such Participant acquires actual knowledge of such action or failure to act unless, prior to such date, such Participant gives a Termination Notice. In the event of any dispute between the Company, on the one hand, and any Participant, on the other hand, with respect to the amount of total compensation of such Participant for purposes of clause
       (iii) above or the aggregate value or level of any of such Participant's benefits for purposes of clause (iv) or (v) above, the Company and such Participant shall use their best efforts to resolve such dispute themselves. If they are unable to resolve the dispute within 15 business days, Deloitte & Touche L.L.P., or such other nationally recognized accounting firm or employee benefits firm acceptable to the Company and such Participant, shall be engaged by the Company to make its own determination with respect to the dispute and the determination by such firm shall be final and binding on the Company and such Participant. If any firm is engaged with respect to any dispute as aforesaid, (x) such firm shall be instructed to make its determination as soon as practicable and to use such materiality standard as such firm may determine to be reasonable under the circumstances and (y) the disputants shall provide such firm with all books, records and other information relevant to such dispute as such firm may reasonably request. No firm engaged as aforesaid shall be liable or responsible to the Company or any Participant for any determination made by such firm in good faith.

              "Holdings" means Sterling Chemicals Holdings, Inc. and any successor to all or substantially all of its business, operations or assets.

              "Holdings Board" means the Board of Directors of Holdings.

              "Liquidation Date" means the date on which all or substantially all of the assets owned by Holdings or Chemicals as of the Effective Date are sold or otherwise transferred in a transaction or series of transaction (excluding any such transactions that are consummated pursuant to a confirmed plan of reorganization), irrespective of whether any of such transactions are accomplished pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code or otherwise.

              "Misconduct" means, with respect to any Participant:

              (i) the commission by such Participant of acts that are both dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect;

             (ii) the failure of such Participant to observe and comply with the Company's published policies relating to alcohol and drugs, harassment or antitrust;

            (iii) the failure of such Participant to observe and comply with any other lawful published policy of the Company, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings or Chemicals;

             (iv) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Holdings Board, the Chairman of the Board or the President of Holdings or Chemicals;

              (v) the failure of such Participant to perform, in any material respect, his or her duties with the Company, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by Holdings or Chemicals;

             (vi)   the conviction of such Participant for a felony offense; or

            (vii) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.

       For purposes of clauses (iv) and (vii) above, no act or failure to act on the part of any Participant shall be considered "willful" if such act or failure to act was done or omitted to be done by such Participant in good faith and with the reasonable belief that such Participant's action or omission was in the best interest of the Company. If any Participant is a party to a written employment agreement with the Company, then clause (iv) above shall not apply to any directions or instructions that are contrary to or inconsistent with any of the positions, functions, duties or reporting responsibilities of such Participant as set forth in such written employment agreement or that violate any of such Participant's rights, privileges or immunities under such employment agreement. In case of any dispute regarding whether or not any conduct by a Participant meets any of the standards set forth in clauses (i) through (vii) above, the burden of proof shall rest with the Company.

              "Named Participants" means those employees of the Company who are listed on Exhibit A attached hereto and incorporated herein for all purposes.

              "Original Plan" has the meaning specified in the Preliminary Statements of this Plan.

              "Participants" means the Named Participants and each Successor deemed to be a Participant pursuant to Section 2(d).

              "Plan" means this Amended and Restated Retention Bonus Plan, as amended, supplemented or modified from time to time in accordance with its terms.

              "Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

              "Successor" has the meaning provided in Section 2(d).

              "Termination Date" means, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company or, in the case of any termination by the Company of such Participant's employment for any reason other than Misconduct or Disability, the actual date of termination of such Participant's employment by the Company.

              "Termination Notice" shall mean, as appropriate, (i) a written notice from a Participant to Holdings or Chemicals purporting to terminate such Participant's employment for Good Reason, which notice shall be signed by such Participant, shall be dated the date it is given to Holdings or Chemicals, shall specify the termination date and shall state that the termination is for a Good Reason and set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason, or (ii) a written notice from Holdings or Chemicals to a Participant purporting to terminate such Participant's employment for Misconduct or Disability, which notice shall be signed by Holdings or Chemicals, shall be dated the date it is given to such Participant, shall specify the termination date and shall state that the termination is for Misconduct and set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Misconduct; provided, however, that any Termination Notice purported to be given by Holdings or Chemicals to any Participant after the death or retirement of such Participant shall be invalid and ineffective. Any Termination Notice that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. If Holdings or Chemicals receives from any Participant a Termination Notice that it believes is invalid and ineffective for purposes of this Plan, it shall promptly notify such Participant of such belief and the reasons therefor.

              (b) In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Section or other subdivision, (b) reference to any Section, means such Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Section headings herein are for convenience only and shall not affect the construction hereof.

              Section 2. Eligible Employees; Plan Payments. (a) This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

              (b) Each Named Participant shall be entitled to a retention bonus in an amount equal to the percentage of such Participant's Annual Compensation set forth opposite such Participant's name on Exhibit A. Except as otherwise provided in paragraph (c) below, the retention bonus payable to each Participant pursuant to this paragraph (b) shall be due and payable (i) 25% on the earlier to occur of April 15, 2002 and the Confirmation Date, (ii) an additional 25% on the earliest to occur of October 15, 2002, the Confirmation Date and the Liquidation Date and (iii) the remaining 50% on the earlier to occur of the Confirmation Date and the Liquidation Date; provided, however, that no amounts shall be payable under clause (ii) or clause (iii) above solely as a result of the occurrence of the Liquidation Date unless such Liquidation Date occurs after April 15, 2002 and, provided further, that in the event that the payment contemplated by clause (iii) above becomes payable solely as a result of the occurrence of the Liquidation Date, the amount payable to each Participant under clause (iii) above shall be reduced by 50%. The designation of each Participant as a Participant in this Plan shall, from and after the Effective Date, be binding on the Company and be irrevocable.

              (c) Notwithstanding anything to the contrary contained in this Plan, no Participant shall be or become entitled to receive any payment under this Plan if such Participant's employment with the Company terminates prior to the relevant payment date for any reason other than (i) a termination by such Participant for Good Reason or (ii) a termination by the Company for any reason other than Misconduct or Disability; provided, however, that nothing contained in this paragraph (c) is intended to impose any obligation on any Participant to return any amounts paid such Participant under this Plan while such Participant was an employee of the Company.

              (d) In the event that (i) any Participant's employment with the Company terminates, (ii) such Participant is not entitled under paragraph (c) above to receive any further payments under this Plan and (iii) any other person is appointed by the Holdings Board or the Chemicals Board as successor to the position previously held by such former Participant (a "Successor"), such Successor shall be deemed to be a Participant hereunder and shall thereafter be entitled to receive, on the same terms and conditions as such former Participant, any payments under this Plan that would have thereafter been made to such former Participant had such former Participant continued to be eligible to receive further payments under this Plan; provided, however, that (A) in no event shall the aggregate amount paid to such former Participant and such Successor (or Successors) exceed the aggregate amount that would have been paid to such former Participant had such former Participant continued to be eligible to receive further payments under this Plan throughout the entire term of this Plan and (B) nothing contained in this paragraph (d) is intended to impose any obligation on any former Participant to return any amounts paid such former Participant under this Plan.

              Section 3. Dispute Resolution. Except as otherwise provided in paragraph (c) below, in the event that any dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company relating to or arising out of this Plan, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If such dispute or controversy is not resolved within 30 days after receipt of such Dispute Notice by the other disputant, either disputant may (except as otherwise provided in paragraph (c) below) initiate arbitration of the matter as provided in paragraph (b) below. All negotiations pursuant to this paragraph (a) shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

              (b) Except as otherwise provided in paragraph (c) below, any dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with paragraph (a) above within 30 days of receipt of the relevant Dispute Notice by the other disputant, shall, upon the written request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

              (c) The dispute resolution procedures set forth in paragraphs (a) and (b) above shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Holdings Board or by an accounting firm or employee benefits firm. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Section 3 or for the purpose of enforcing any arbitration award made pursuant to paragraph (b) above.

              Section 4. Cumulative Benefits. The rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

              Section 5. Amendment and Termination. The Holdings Board and the Chemicals Board may amend this Plan at any time and for any reason; provided, however, that no such amendment shall be or become effective with respect to, or binding upon, any person who at the time of such amendment is a Participant hereunder if such amendment adversely affects the rights or benefits of, or the obligations of the Company hereunder to, such Participant unless such Participant consents otherwise in writing. Notwithstanding any termination or amendment of this Plan, the benefits payable hereunder to each Participant shall be paid in full. In case of any dispute regarding whether or not any purported amendment or termination of this Plan is permitted by, or satisfies any of the requirements of, this Section 5, the burden of proof shall rest with the Company.

              Section 6. Enforceability. The provisions of this Plan (a) are for the benefit of, and may be enforced directly by, each Participant the same as if the provisions of this Plan were set forth in their entirety in a written instrument executed and delivered by the Company and such Participant and (b) constitute a continuing offer to all present and future Participants. Holdings and Chemicals, by their adoption of this Plan, (i) acknowledge and agree that each present and future Participant has relied upon and will continue to rely upon the provisions of this Plan in becoming, and serving as, an employee of the Company, (ii) waive reliance upon, and all notices of acceptance of, this Plan by the Participants and (iii) acknowledge and agree that no present or future Participant shall be prejudiced in his or her right to enforce directly the provisions of this Plan in accordance with the terms by any act or failure to act on the part of the Company.

              Section 7. Administration. (a) The Holdings Board shall have full and final authority to make determinations with respect to the administration of this Plan, to construe and interpret its provisions and to take all other actions deemed necessary or advisable for the proper administration of this Plan, but such authority shall be subject to the provisions of this Plan; provided, however, that (i) the Holdings Board shall have no authority to change or modify the level of benefits provided for Participants under this Plan and
(ii) no discretionary action by the Holdings Board shall amend or supersede the express provisions of this Plan.

              (b) The members of the Holdings Board shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Holdings Board incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

              (c) The Company shall indemnify and hold harmless each member of the Holdings Board against any and all expenses and liabilities arising out of his or her administrative functions and other responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

              Section 8. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Holdings Board, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution.

              Section 9. Consolidations, Mergers, etc. Each of Holdings and Chemicals will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business, operations or assets to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Holdings or Chemicals, as the case may be, would be required to perform hereunder if no such succession had taken place.

              Section 10. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

              Section 11. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (a) if to Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (b) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given on the date it is mailed by United States registered mail, return receipt requested, postage prepaid (or any substantial equivalent mail delivery of any foreign country, if applicable), except that any change of notice address shall be effective only upon receipt.

              Section 12. Tax Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) which it is required to be withhold therefrom.

              Section 13. No Employment Rights Conferred. Nothing contained in this Plan shall (a) confer upon any Participant any right with respect to continuation of employment with the Company or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

              Section 14. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas and any other applicable law.

              Section 15. Bonus Arrangement. The Plan is intended to be a bonus program that is designed to provide a pecuniary incentive for eligible employees
(a) to remain in employment by the Company and (b) to produce their best efforts during the continuance of the Company's bankruptcy proceedings. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant's covered employment or beyond. The Plan is strictly an incentive bonus program (as described in U.S. Department of Labor Regulation Section 2510.3-2(c) or any successor thereto), and not a pension or welfare benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan's status as a bonus program.

              IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized, effective as of the Effective Date.

                                       STERLING CHEMICALS HOLDINGS, INC.



                                       By:
                                           -------------------------------------
                                       Printed Name:
                                                     ---------------------------
                                       Title:
                                              ----------------------------------


                                       STERLING CHEMICALS, INC.



                                       By:
                                           -------------------------------------
                                       Printed Name:
                                                     ---------------------------
                                       Title:
                                              ----------------------------------

                                   EXHIBIT A

                      Named Participants; Bonus Percentages




           Name                                 Position                              % of Annual Compensation
David Elkins                           President and Co-CEO                                     120%
Richard Crump                          Co-CEO                                                   120%
Paul Vanderhoven                       VP - Finance                                             120%
Kenneth Hale                           General Counsel                                          120%
Paul Timmons                           President - Pulp Chemicals                               100%
John Beaver                            Corporate Controller                                     100%
Paul Saunders                          President - Fibers                                        75%
Eugene Kenyon                          VP - Supply Chain                                         75%
Wayne Parker                           VP - Human Resources                                      75%
John Land                              VP - Styrene                                              75%
Paul Rostek                            VP - AN/NaCN/TBA                                          75%
Robert Fransham                        VP - Acetyls                                              75%
John Kamler                            VP - Pulp Business Development                            75%
Donald Denby                           VP - Water Treatment                                      50%
Walter Treybig                         Plant Manager (TC)                                        50%



                                      A-i